UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 6, 2012

CYCLONE POWER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-54449 (Commission File Number)	26-0519058 (IRS Employer Identification No.)

601 NE 26th Court, Pompano Beach, Florida (Address of principal executive offices)	33064 (Zip Code)

Registrant’s telephone number, including area code: (954) 943-8721

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 Unregistered Sales of Equity Securities

On July 6, 2012, Cyclone Power Technologies, Inc. (the “Company”) signed a Private Placement Purchase Agreement (the “Agreement”) with GEM Global Yield Fund Limited (“GGYF”). Pursuant to the Agreement, GGYF will purchase $250,000 in Cyclone’s common stock at a price equal to 90% of the weighted average market price of the shares during the Pricing Period. The Pricing Period commences July 9, 2012, and will extend for 20 trading days, during which time GGYF will purchase Cyclone’s shares in four equal installments. If Cyclone’s common stock closes at a price less than 87% of the weighted average market price for any day during the Pricing Period, then GGYF may choose to reduce the number of shares it will purchase by 1/20 for each such day that this occurs, unless the parties agree otherwise. There are no registration rights or warrants attached to the deal.

The common stock is being offered in a private placement transaction in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D, promulgated thereunder. The securities may not be resold absent registration under or exemption from the Securities Act.

On July 11, 2012, the Company issued a press release announcing this transaction, which is attached here to as Exhibit 99.1. This press release shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, or the Securities Exchange Act of 1934, as amended, except as otherwise expressly stated in such filing.

ITEM 9.01 Exhibits

10.17	Private Placement Purchase Agreement, by and between Cyclone Power Technologies, Inc. and GEM Global Yield Fund Limited, dated July 6, 2012.

99.1	Press Release dated July 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 11, 2012 CYCLONE POWER TECHNOLOGIES, INC.

By: /s/ Harry Schoell

Harry Schoell

            Chairman and CEO

Exhibit Index

Exhibit No. Description

10.17	Private Placement Purchase Agreement, by and between Cyclone Power Technologies, Inc. and GEM Global Yield Fund Limited, dated July 6, 2012

99.1	Press release dated July 11, 2012